                              SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT (" Agreement") is made this   day of September,
2005, by and between, TRANSPORTATION INSURANCE COMPANY ("TPIC"),
TRANSCONTINENTAL INSURANCE COMPANY ("TCIC"), CONTINENTAL CASUALTY COMPANY
("CCC"), CNA CLAIMPLUS, INC. ("ClaimPlus"), and NORTH ROCK INSURANCE COMPANY
LIMITED ("North Rock") (together, the "CNA Entities"), on the one hand, and
TEAMSTAFF, INC. ("TeamStaff"), on the other (hereafter, TeamStaff and the CNA
Entities collectively shall be referred to as the "Parties").

                                    RECITALS

     WHEREAS, TPIC, TCIC and CCC are insurance companies authorized to do business in the State of New Jersey, with their principal offices located at
CNA Center, Chicago, Illinois; and

     WHEREAS, ClaimPlus is a claims services company, with its principal offices located at CNA Center, Chicago, Illinois, and for purposes herein relevant, is the successor to certain rights and interests of Transcontinental
Technical Services, Inc. ("RSKCo"); and

     WHEREAS, North Rock is an insurance company authorized to do the business of insurance in Bermuda, with its principal offices located at Continental
Building, Church Street, P.O. Box HM 824, Hamilton, Bermuda HM CX Hamilton,
Bermuda; and

     WHEREAS, TeamStaff is a human resource management company with its principal offices at 300 Atrium Drive, Somerset, New Jersey; and

     WHEREAS, on or around January 22, 2001, TeamStaff purchased from TPIC,
TCIC, CCC and RSKCo a workers' compensation insurance program to provide workers' compensation insurance and claims services for TeamStaff's professional employee operations nationwide (the "Program"); and

     WHEREAS, the Program provides for the issuance of individual insurance policies for TeamStaff's clients in certain states; covers the remainder of
TeamStaff's employees pursuant to the terms of three master insurance policies:
(1) Statutory Workers Compensation and Employers' Liability Policy Number
WC247867392, issued by TPIC, (2) Large Deductible Workers Compensation and
Employers' Liability Policy Number WC247872107, issued by TCIC, and (3)
Employers' Liability Stop Gap Policy Number WC247870518, issued by CCC
(together, the "Policies"); and provides for the entry of a claims services agreement between TeamStaff and RSKCo (the "Claims Services Agreement"); and

     WHEREAS, the Program provides TeamStaff with workers' compensation insurance coverage and claims services for all covered claims incurred during the period from January 22, 2001 to January 22, 2002 (the "Initial Policy
Term"), in exchange for TeamStaff's obligation to pay premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses, and such other amounts as may become due under the Program; and

     WHEREAS, TeamStaff secured its obligations under the Program through its
February 5, 2001 purchase of an Exposure Buyback Policy numbered EBP 006/001 from North Rock (the "Exposure Buyback Policy"), also covering the period from
January 22, 2001 to January 22, 2002; and

     WHEREAS, on or around January 22, 2002, TeamStaff purchased from TCIC and
RSKCo an extension of the Program (the "Program Extension"); and

     WHEREAS, the Program Extension provides for the issuance of individual insurance policies for TeamStaff's clients in certain states; covers the remainder of TeamStaff's employees pursuant to the terms of three master insurance policies: (1) Statutory Workers Compensation and Employers' Liability
Policy Number WC247867392, issued by TPIC, (2) Large Deductible Workers
Compensation and Employers' Liability Policy Number WC247867991, issued by
TCIC, and (3) Employers' Liability Stop Gap Policy Number WC247870518, issued by TCIC (together, the "Extension Policies"); and provides for an extension of the claims services agreement between TeamStaff and RSKCo (the "Extended Claims
Services Agreement"); and

     WHEREAS, the Program Extension provides TeamStaff with workers'
compensation insurance coverage and claims services for all covered claims incurred during the period from January 22, 2002 to March 22, 2002 (the
"Extended Policy Term"), in exchange for TeamStaff's obligation to pay premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses, and such other amounts as may become due under the Program Extension;
and

     WHEREAS, the CNA Entities maintain that there is due and owing from
TeamStaff the sum of $1,824,975 in premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses under the Program and the Program
Extension, and $835,596 in premiums and losses under the Exposure Buyback
Policy; and

     WHEREAS, the CNA Entities project that TeamStaff will be liable for an additional $1,181,301 of losses under the Program and the Program Extension, and an additional $556,176 of losses under the Exposure Buyback Policy; and

     WHEREAS, TeamStaff contests the CNA Entities' accounting of the amount due and owing under the Program, the Program Extension and the Exposure Buyback
Policy, and of the ultimate losses projected to be due from TeamStaff; and

     WHEREAS, TeamStaff additionally asserts that the CNA Entities committed certain errors in claims management which unjustifiably increased the losses incurred under the Program and the Program Extension, and inappropriately included certain non-recoverable items in the premium calculations for both the
Program and the Program Extension, thereby entitling TeamStaff to a credit against the amounts ultimately due and owing under the Program, the Program
Extension and the Exposure Buyback Policy; and

     WHEREAS, TeamStaff and the CNA Entities have agreed to fully and completely resolve, without litigation, all of the issues addressed above on the terms and in the circumstances described hereinafter, without admitting and, in fact, expressly denying, the allegations and claims of the other, and have further agreed to execute this Agreement to memorialize the terms of their settlement;

     NOW, THEREFORE, in exchange for the mutual promises contained herein and good and valuable consideration, TeamStaff and the CNA Entities agree as follows:

     1. CONSIDERATION. TeamStaff shall pay the CNA Entities the sum of
$2,050,000, plus interest at a rate of 6.0%, as follows: (1) $300,000 upon execution of this Agreement; (2) $250,000 every 90 days thereafter, plus interest on the unpaid sum at a rate of 6.0% from the date of the preceding payment, for a total of eight (8) payments (the "Consideration"). The first
$300,000 payment shall be in settlement of the outstanding premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses due and owing under the Program, the Program Extension and the Exposure Buyback Policy. The second through eighth payments shall be in settlement of liabilities that become due and/or may become due under the
Program, the Program Extension and the Exposure Buyback Policy, including but not limited to, premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses (the "Commutation Payment").

     It is agreed, however, that the payment schedule shall be accelerated by and in the amount of any and all payments TeamStaff receives from Zurich North
American in settlement of the approximate $4 million receivable TeamStaff is carrying from its prior years' workers compensation insurance programs, up and to the then outstanding balance due the CNA Entities. TeamStaff shall forward any such payment to the CNA Entities within five (5) business days of its receipt, and the payment shall be applied to the back-end of the payment schedule, thus reducing the ultimate number of payments and accelerating the payment schedule.

     All payments shall be made by wire transfer to the following account:

                              JP MORGAN CHASE BANK
                              New York, NY
                              ABA 0210-0002-1
                              Account Name: CCC P&C Risk Management EFT Receipts
                              Account Number: 323-875521

     2. IRREVOCABLE ASSIGNMENT OF EXPOSURE BUYBACK POLICY. TeamStaff hereby transfers and irrevocably assigns to CCC TeamStaff's ownership in and title to
(including the right to commute and collect any and all proceeds payable under)
the Exposure Buyback Policy. CCC assumes and agrees to perform all of the rights, duties and obligations of TeamStaff under the Exposure Buyback Policy.

     TeamStaff warrants and represents that no assignment or encumbrance of the
Exposure Buyback Policy has been made to any other third party and that
TeamStaff, acting through its duly authorized officer or representative, has the full authority and power to transfer and assign the Exposure Buyback Policy to CCC, and that the rights so transferred and assigned herein are free of any and all liens, encumbrances and/or adverse claims. This assignment is consented to by North Rock and is irrevocable on the part of TeamStaff.

     3. DEFAULT. The failure of TeamStaff to make any payment within 15 days of the date upon which it is due shall be considered an act of default under this
Agreement. Upon an act of default, all remaining unpaid Consideration, together with interest, shall become immediately due and payable, and TeamStaff expressly waives any defenses it has or may have to an action filed by the CNA
Entities to collect such Consideration.

     4. SATISFACTION. Subject only to Paragraph 7, below, 91 days following
TeamStaff's payment in full of the Consideration set forth above, TeamStaff's obligation to pay premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses, and such other amounts as are due and/or may become due under the Program, the Program Extension and the Exposure
Buyback Policy shall be considered fully satisfied, and TeamStaff shall have no further financial obligation with respect thereto.

     5. CONTINUING OBLIGATIONS. The CNA Entities shall remain obligated to the full extent of the terms and conditions of the Program, the Program Extension and the Exposure Buyback Policy, and TeamStaff shall be obligated to assist the
CNA Entities

in the negotiation, settlement and/or litigation of claims arising out of the
Program and/or the Program Extension, and shall cooperate with the CNA Entities at all times with respect to any and all matters related thereto.

     6. RELEASE.
        --------

     A. Subject to Paragraph 7, below, and the CNA Entities' receipt of the
Consideration as set forth above, TeamStaff and the CNA Entities, on behalf of themselves, their predecessors, related companies, parent companies, subsidiaries, legal representatives, agents, employees, attorneys, officers, directors, shareholders, affiliates, successors and assigns, release and forever discharge one another from any and all obligations, liabilities, claims, damages, rights, warranties (whether express or implied), suits, demands and causes of action of every kind and nature whatsoever, whether known or unknown, that TeamStaff or the CNA Entities have or ever had against the other, relating to or arising from: (1) any and all premiums, deductibles, dividends, credits, debits, loads, rating plan factors, rating plan multipliers and/or assessments under the Program, the Program Extension and the Exposure
Buyback Policy (including, without limitation, large account retention plans, retrospective rating plans, deductible plans, or confirmation letter agreements); and (2) the CNA Entities' administration, handling, defense, subrogation, payment, reporting, settlement or reserving of claims under the
Program, the Program Extension and the Exposure Buyback Policy.

     B. With respect to the Program and the Program Extension, except as provided in Paragraph 7, no further retention or other dividend plan, retrospective rating plan, deductible plan or other rating plan adjustments will be undertaken, and these

plans between the Parties will be considered closed.

     C. This release shall not affect the CNA Entities' continuing or future obligations to service, adjust and pay future claims or pending claims currently open, or which may reopen, under and pursuant to the terms of the
Program, the Program Extension and the Exposure Buyback Policy, nor shall it affect TeamStaff's obligations to cooperate with and assist the CNA Entities with respect to those claims. This Paragraph is merely intended to restate the duties owed under the Program and the Program Extension, and is not intended to alter or amend the duties owed by the CNA Entities and TeamStaff under the
Program and the Program Extension.

     7. WARRANTIES AND REPRESENTATIONS.
        -------------------------------

     A. TeamStaff warrants and represents to the CNA Entities, and each of them, that TeamStaff has no knowledge of any acts, errors, omissions, facts or circumstances which might give rise to a claim or claims which has not yet been reported to the CNA Entities on the effective date of this Agreement under the
Program, the Program Extension and the Exposure Buyback Policy (such claim or claims hereafter collectively, "Claims").

     B. Any term of this Agreement to the contrary notwithstanding, if any
Claims are made after the effective date of this Agreement which are or may be based on an act, error, omission, fact or circumstance which was known to
TeamStaff, but which TeamStaff did not report to the CNA Entities on or prior to the effective date of this Agreement, then the CNA Entities, and each of them, shall have the right to seek, and TeamStaff shall have the obligation to pay, additional premium or other amounts as determined by the CNA Entities as a result of such Claims pursuant to the terms of the

Program, the Program Extension and the Exposure Buyback Policy and any documents collateral thereto.

     8. WITHDRAWAL OF ADMINISTRATIVE COMPLAINT. Upon execution of this
Agreement, TeamStaff shall submit correspondence to the New Jersey Compensation
Rating and Inspection Bureau ("NJCRIB") and to the New Jersey Department of
Banking and Insurance ("Department") formally withdrawing its January 27, 2003 complaint, and advising NJCRIB and the Department that the matter has been fully, amicably and completely resolved by, between and among the Parties.
TeamStaff shall forward a draft of the correspondence to the CNA Entities for their review and approval prior to its submission to NJCRIB and the Department.

     9. CONTINUED COOPERATION. TeamStaff and the CNA Entities shall, at the request of the other, execute, acknowledge and deliver all such further instruments as reasonably may be requested to effect the intent and purposes of this Agreement. The Parties shall continue to work together and use their best efforts to resolve any questions which arise between them.

     10. WHO IS BOUND. This Agreement binds the Parties hereto, their owners, employees, agents and independent contractors acting on their behalf, as well as their assignees, successors in interest, heirs and personal or legal representatives, including attorneys, executors and administrators.

     11. FINAL AGREEMENT. It is understood and agreed that this Agreement, and the attachments hereto which are hereby incorporated by reference in this
Agreement and form an integral part hereof, represents the full, final and complete understanding of the Parties, and all prior representations and agreements are merged herein. This

Agreement is entered into after full investigation, neither Party relying upon any statement or representation made by the other which is not embodied in this
Agreement.

     12. EFFECT OF WAIVER OF TERMS OF THIS AGREEMENT. The failure of any Party at any time to require the strict performance by the other of any of the terms, provisions or conditions hereof shall in no way affect the right thereafter to enforce the same, nor shall the waiver by any Party of any breach of any of the terms, provisions and conditions hereof be construed or deemed a waiver of any succeeding breach of any term, provision or condition thereof.

     13. MODIFICATION ONLY WITH SAME FORMALITY AS THIS AGREEMENT. This
Agreement, or any provision hereof, may not be altered, amended, amplified, modified, terminated, rescinded or discharged orally, and no alteration, amendment, amplification, modification, termination, rescission or discharge hereof shall be binding, enforceable, valid or admissible in evidence in any action or proceeding of any nature, unless the same is in writing and duly executed by all Parties with the same formality as this Agreement.

     14. FAIRNESS. The Parties acknowledge that the provisions of this
Agreement are fair, adequate and reasonable, are fully satisfactory to each of them, are not unconscionable, and are in their respective best interests and in the best interests of the public.

     15. CONFIDENTIALITY OF TERMS OF THIS AGREEMENT. The Parties agree not to disclose the terms of this Agreement to any third party, except as may be required by any financial auditor, court, and/or federal, state or local governmental authority.

     16. NONADMISSION OF LIABILITY: AGREEMENT NONEVIDENTIAL. Nothing in this
Agreement is intended to or shall be construed as an admission of liability or wrongdoing on the part of any Party hereto. This Agreement shall not be admissible in evidence in any proceeding, except one for its enforcement.

     17. CAPTIONS FOR CONVENIENCE ONLY. The captions and headings to the various Paragraphs of this Agreement are inserted for convenience of reference only, and shall not have the effect of amending or changing the express terms or provisions of this Agreement.

     18. AMBIGUITIES. The Parties agree that the terms and language of this
Agreement were the result of good faith settlement negotiations by, between and among them, and each of them was represented by counsel. As a result, there shall be no presumption that this Agreement shall be construed more strictly against any one Party. Any controversy over the construction of this Agreement shall be decided in light of its conciliatory purposes, without regard to events of authorship or negotiation.

     19. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     20. GOVERNING LAW. This Agreement, and all rights, obligations and liabilities arising hereunder, shall be construed under and enforced in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date above first written.

ATTEST:                               TEAMSTAFF, INC.
                                      A Corporation of the State of New Jersey

                                      By:
---------------------------------        --------------------------------------
                , Secretary              Rick J. Filippelli,
                                         Chief Financial Officer

ATTEST:                               TRANSPORTATION INSURANCE COMPANY

                                      By:
---------------------------------        --------------------------------------
                , Asst. Secretary

ATTEST:                               TRANSCONTINENTAL INSURANCE COMPANY

                                      By:
---------------------------------        --------------------------------------
                , Asst. Secretary

ATTEST:                               CONTINENTAL CASUALTY COMPANY

                                      By:
---------------------------------        --------------------------------------
                , Asst. Secretary

ATTEST:                               CNA CLAIMPLUS, INC.

                                      By:
---------------------------------        --------------------------------------
                , Asst. Secretary

ATTEST:                               NORTH ROCK INSURANCE COMPANY LIMITED

                                      By:
---------------------------------        --------------------------------------
                , Treasurer